As filed with the Securities and Exchange Commission on March 1, 2018
Registration No. 333-215462
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ___________________
Post-Effective Amendment No. 2 to FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ___________________
Extraction Oil & Gas, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	46-1473923 (I.R.S. Employer Identification No.)

370 17th Street, Suite 5300
Denver, Colorado 80202
(720) 557-8300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
___________________
Russell T. Kelley, Jr.
Chief Financial Officer
370 17th Street, Suite 5300
Denver, Colorado 80202
(720) 557-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service) ___________________ Copies to:
Julian J. Seiguer Michael W. Rigdon Kirkland & Ellis LLP 609 Main, Suite 4700 Houston, Texas 77002 (713) 836-3600
Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement. ___________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company) Emerging growth company ☐	Accelerated filer ☐ Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE –
DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the registration statement filed on Form S-1 (Registration No. 333-215462) by Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 6, 2017 (as amended, the “Registration Statement”), originally registering 25,041,041 shares of common stock of the Company, par value $0.01 per share, for resale, from time to time, by the selling stockholders named in the Registration Statement. The Registration Statement became effective on January 19, 2017 and was subsequently amended by Post-Effective Amendment No. 1 filed on September 18, 2017.

The Company has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Extraction Oil & Gas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 1, 2018.

EXTRACTION OIL & GAS, INC.

By:	/s/ RUSSELL T. KELLEY, JR.
Russell T. Kelley, Jr.
Chief Financial Officer
Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.